SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2011

NORTH SPRINGS RESOURCES CORP.

(Exact name of Company as specified in its charter)

Nevada	333-167217	68-0678790
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

200 S Virginia, 8th Floor Reno, NV 89501
(Address of principal executive offices)

Phone: (775) 398-3078
(Company’s Telephone Number)

Copy of all Communications to:

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 400

San Diego, CA 92103

Phone: 619.546.6100

Fax: 619.546.6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NORTH SPRINGS RESOURCES CORP.

Form 8-K

Current Report

ITEM 5.03

AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On August 8, 2011, North Springs Resources Corp., a Nevada corporation, (the “Company”), filed a Certificate of Change (the “Certificate of Change”) with the Secretary of State of the State of Nevada. As a result of the Certificate of Change, the Company has, among other things, increased the number of authorized shares of common stock of the Company from four hundred million (400,000,000), par value $ 0.001, to seven hundred fifty million (750,000,000), par value $0.001. A copy of the Certificate of Change is filed hereto as Exhibit 3.1(b) and is incorporated herein by reference.

ITEM 8.01

OTHER EVENTS

On August 3, 2011, the Board of Directors of the Company authorized a forward split (the “Forward Split”) of its issued and authorized common shares, whereby every one (1) old share of common stock will be exchanged for two (2) new shares of the Company's common stock. As a result, once the Forward Split is declared effective by the Financial Industry Regulatory Authority, the issued and outstanding shares of common stock will increase from  three hundred forty eight million (348,000,000) shares prior to the Forward Split to six hundred ninety six million (696,000,000) shares following the Forward Split.  The Forward Split shares are payable upon surrender of certificates to the Company's transfer agent.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit

3.1(b)	Certificate of Change dated August 8, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH SPRINGS RESOURCES CORP.
Date: August 11, 2011	By: /s/ Harry Lappa
Harry Lappa
President and CEO